Proxy   Pacific Health Care Organization, Inc.

SPECIAL MEETING OF STOCKHOLDERS   NOVEMBER 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tom Kubota, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PACIFIC HEALTH CARE ORGANIZATION, INC., of record in the name of the undersigned at the close of business on October 11, 2004, which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting and Proxy Statement dated October 21, 2004, receipt of which is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                         (Please See Reverse Side)

[Name and address of shareholder]

                                        [ ] Mark this box with an X if you
                                         have made changes to your name or
                                                     address details above.

SPECIAL MEETING PROXY CARD

[A]  Proposal for the Election of Director

1. The President recommends a vote FOR the listed nominee. If you wish to nominate and vote for someone other than the nominee listed below, please do so in the blank space below.



Thomas Iwanski For [ ] Withhold [ ] ___________________ For [ ] Withhold [ ]

[B]  Other Proposals

The President recommends a vote FOR the following proposals.

                                                    For   Against   Abstain

2.   APPOINT CHISHOLM, BIERWOLF & NILSON AS THE
     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     FOR THE 2004 FISCAL YEAR                       [ ]       [ ]       [ ]


3.   RATIFY THE PACIFIC HEALTH CARE ORGANIZATION,
     INC., 2002 STOCK OPTION PLAN AS PREVIOUSLY
     ADOPTED BY THE BOARD OF DIRECTORS OF THE
     COMPANY                                        [ ]       [ ]       [ ]



[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature 1 - Please keep  Signature 2 - Please keep
signature within the box   signature within the box    Date (mm/dd/yyyy]

[                       ]  [                       ]   [               ]
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